MILLSTREAM ACQUISITION CORPORATION AND NATIONSHEALTH

                         HOLDINGS, L.L.C. AGREE TO MERGE



                  Wayne, Pennsylvania and Sunrise, Florida, March 9, 2004 -- Millstream Acquisition Corporation (OTCBB: MSTM, MSTMW and MSTMU) and privately held NationsHealth Holdings, L.L.C. announced today that they have entered into a definitive merger agreement pursuant to which NationsHealth will merge with a wholly owned subsidiary of Millstream. Upon consummation of the merger, Millstream will change its name to NationsHealth, Inc.

                  As a result of the merger, the equity interests in NationsHealth will be converted into shares of common stock of Millstream. Following the merger, the owners of NationsHealth will own approximately 80% of the outstanding common stock of the combined company. In addition, the owners of NationsHealth will collectively receive one warrant exercisable at $8.50 per share for each Millstream warrant currently outstanding, of which there are 8,050,000. An additional 1,050,000 warrants will be issued to existing NationsHealth owners exercisable at $11.00 per share.

                  NationsHealth, based in Sunrise, Florida, is a provider of medical products and pharmacy benefits to Medicare participants and other seniors. It has sustained rapid growth since commencing operations 18 months ago. It provides home-delivery of diabetes, respiratory and ostomy medical products, and also offers a discount prescription drug card already accepted at over 41,000 pharmacies nationwide. To date, NationsHealth has enrolled over 1.4 million members in its discount prescription drug card program.

                  In 2003, its first full year of operations, NationsHealth generated over $25 million in revenue, principally from the sale of diabetes and respiratory medical products. For the first two months of 2004, NationsHealth's unaudited revenues approximated $8,600,000. To date, NationsHealth has over 40,000 diabetes and 16,000 respiratory customers, who are anticipated to represent a recurring annual revenue stream. NationsHealth generally receives a transaction fee each time its prescription discount card is used.



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                  Millstream, based in Wayne, Pennsylvania, was formed on April
11, 2003 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business with significant growth potential. Millstream consummated its initial public offering on August 28, 2003, through the sale of 4.025 million units at $6.00 per unit. Each unit was comprised of one share of Millstream common stock and two common stock purchase warrants. The net proceeds of the offering are held in an escrow account in the custody of an independent trustee until the consummation of a business combination.

                  Arthur Spector, Chief Executive Officer of Millstream, stated, "In a relatively short period of time, primarily through television advertising, NationsHealth has enrolled an impressive number of members in its discount pharmacy card program. It has likewise done an excellent job getting top-rated pharmacy participation. The management team is superb as are its systems, which are capable of supporting a much larger company and organization."

                  Mr. Spector added, "NationsHealth has the infrastructure in place to expand its medical supplies business through additional enrollments and by adding new products and services. For example, in the near term, NationsHealth plans to add a specialty pharmaceutical division and other products covered under Medicare Part B. Currently, NationsHealth is one of the few companies with the experience and infrastructure to enroll seniors into a drug discount program on a per-person basis and as a result should be well suited to help seniors and health care providers implement the new prescription drug benefit."

                  Glenn Parker, M.D., Co-Founder and Chief Executive Officer of NationsHealth, commented, "We're very pleased with this agreement and our partnership with Millstream. We look forward to becoming a publicly traded entity through this combination and having the additional financial resources to bolster our marketing efforts, add new products and services to our mix, and position our organization for all the opportunities arising from the Medicare Prescription Drug Improvement and Modernization Act of 2003."

                  The closing of the merger is subject to customary closing conditions, including approval of the merger agreement by the stockholders of Millstream. In addition, the closing is conditioned on holders of not more than 20% of the shares of Millstream voting against the merger and electing to convert their Millstream shares into cash, as permitted by the Millstream certificate of incorporation.

                  After the closing, Dr. Parker will become Chief Executive Officer of the combined company. Also on the executive management team will be




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Tim Fairbanks as Chief Financial Officer, Robert Gregg as Chief Operating
Officer and Lewis Stone as President and Chief Information Officer. Arthur Spector, Chief Executive Officer of Millstream, will serve as Chairman of the Board of Directors of the combined company.

Contact:
Arthur Spector, Chairman & CEO  610-975-4909          Investor Relations Counsel
Millstream Acquisition Corporation                    The Equity Group Inc.
                                                      Sarah Torres 212-836-9611
Glenn Parker, M.D., CEO 954-903-5021                  Linda Latman 212-836-9609
NationsHealth Holdings, L.L.C.                        www.theequitygroup.com

         This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about Millstream, NationsHealth and their combined business after completion of the proposed acquisition. Forward looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Millstream's and NationsHealth's management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements.

         The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain governmental approvals of the merger on the proposed terms and schedule; the failure of Millstream stockholders to approve the merger agreement and the transactions contemplated thereby; the number and percentage of Millstream stockholders voting against the merger; changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; changes in Medicare, Medicaid, Tricare, Champus and any other state or national-based reimbursement program; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which NationsHealth is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of medical products and pharmacy benefits; timing approval and market acceptance of new products introduction; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in Millstream's filings with the Securities and Exchange Commission, including its annual report on Form 10-KSB for the period ended December 31, 2003. The information set forth herein should be read in light of such risks. Neither Millstream nor NationsHealth assume any obligation to update the information contained in this press release.

         Millstream stockholders are urged to read the joint proxy statement/prospectus regarding the proposed transaction when it becomes available, because it will contain important information. Millstream stockholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Millstream and NationsHealth, without charge, at the Securities and Exchange Commission's internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the Securities and Exchange Commission that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Millstream, 435 Devon Park Drive Building 400, Wayne, PA 19087. The respective directors and executive officers of Millstream and NationsHealth and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Millstream's directors and executive officers is available in its Form 10-KSB for the year ended December 31, 2003, filed with the Securities and Exchange Commission. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained the proxy statement/prospectus and other relevant materials to be filed with the Securities and Exchange Commission when they become available.